Exhibit 10.20

LETTER AGREEMENT

March 15, 2004

LENDER: AgStar Financial Services, PCA 1921 Premier Drive Mankato, MN 56002	BORROWER: United Wisconsin Grain Producers, LLC 100 Richland Street Friesland, WI 53935

Gentlemen:

This letter agreement memorializes certain matters relating to the Construction and Revolving Loan Agreement in the amount of $33,024,200.00 (the “Loan”) being made by AgStar Financial Services, PCA to United Wisconsin Grain Producers, LLC (the “Borrower”) in accordance with the loan agreement (the “Loan Agreement”), promissory note, and other documents and agreements dated February 26, 2004 related to the Loan (the “Loan Documents”).  Capitalized terms used and not defined in this letter agreement shall have the meanings assigned to them in the Loan Agreement.

We have discussed the fact that some of the conditions and requirements of the Loan and Loan Documents remained outstanding at the time the Loan Documents were executed.  These items include, but are not limited to, the following:

1.                                       Intercreditor and Subordination Agreement with Fagen, Inc., before any Advances are made under the Loan, if subordinated debt is used;

2.                                       Executed Agreement with WPS Energy Services, Inc.;

3.                                       Executed Agreement with Wisconsin Power & Light Company;

4.                                       Copy of building permit as soon as available;

5.                                       Copy of Tier II Stormwater Permit, as soon as available;

6.                                       Copy of Stormwater PPP Permit, as soon as available;

7.                                       Copy of BATF Permit, as soon as available;

8.                                       Update on EIS as soon as available;

9.                                       Procurement Agreements when available, if any, and a Collateral Assignment of each such agreement;

10.                                 Ethanol Marketing Agreements when available, if any, and a Collateral Assignment of each such agreement;

11.                                 DDGS Marketing Agreements when available, if any, and a Collateral Assignment of each such agreement;

In accordance with Borrower’s requests, Lender agreed to sign and deliver the Loan Documents on February 26, 2004.  Signature and delivery of the Loan Documents by the Lender is not and shall not be deemed a waiver by the Lender of any term, condition or requirement contained in the Loan Documents for purposes of:  (i) any advance under the Loan Documents; or (ii) constituting an event of default under the terms of the Loan Documents.  That is, notwithstanding the signature and delivery by the Lender of the Loan Documents, all of the terms, conditions and requirements of the Loan Documents must be satisfied prior to any advance of Loan proceeds being made under the Loan Documents; and the Lender is not waiving or forgiving any event of default under the Loan Documents constituted by the above referenced outstanding conditions and requirements, and Lender expressly reserves the right to exercise all remedies contained in the Loan Documents if, in its sole discretion, such outstanding conditions and requirements are not complied with in a timely and satisfactory fashion.

The Borrower understands and acknowledges that the Lender’s signature and delivery of the Loan Documents is subject to the production and/or execution of the above listed items.  Except for items 5, 6 and 7, to which Borrower does not expect permits to be issued until after operations begin, Borrower further acknowledges that Lender will be under no obligation to advance any funds pursuant to the Loan Documents until Borrower meets the above conditions to the satisfaction of Lender.

The undersigned agree to be bound to the terms and conditions of the above letter, and have executed this letter as of the 15th day of March, 2004.

LENDER:	BORROWER:
AgStar Financial Services, PCA	United Wisconsin Grain Producers, LLC

/s/ Mark Schmidt	/s/ Kevin Roche
By Mark Schmidt	By Kevin Roche
Its Vice President	Its President